UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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Avangrid, Inc.

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FOR IMMEDIATE RELEASE

AVANGRID Announces Four New Nominees

For Election To Its Board of Directors

Board refresh would increase diversity

ORANGE, Connecticut — May 22, 2019 — AVANGRID, Inc. (NYSE: AGR), today announced that its Board of Directors has nominated four new director candidates for election at its 2019 Annual Meeting, which will be held on June 27, 2019 at 8:30 a.m. EST at WilmerHale in Boston, Massachusetts. The nominees, who will join 10 current directors standing for re-election, are:

•	Robert Duffy, President and Chief Executive Officer of the Greater Rochester Chamber of Commerce

•	Teresa Herbert, Chief Financial Officer and Senior Vice President of Independence Holding Company

•	Patricia Jacobs, President of AT&T New England

•	Sonsoles Rubio Reinoso, Internal Audit Director of the Iberdrola Group

“I am pleased to announce the nominations of Robert, Teresa, Patricia and Sonsoles to the AVANGRID Board,” said Ignacio Sanchez Galán, Chairman of the Board. “Each candidate brings a wealth of knowledge and expertise in areas important to our business, including policy, finance and accounting and risk management. This is a significant step in our commitment to ensuring best-in-class governance practices through refreshing our board, with an eye toward further diversification.”

If elected at the Annual Meeting, the addition of these four individuals would increase the percentage of women on the Board to nearly 36% and the number of independent board members to 50%. AVANGRID has added six new directors over the past four years and is committed to continuously reviewing and enhancing the composition of its Board to benefit from a diversity of perspectives and experiences in a consistently evolving industry.

For more information about the Annual Meeting and the experience and qualifications of the nominees for election at the Annual Meeting, please see AVANGRID’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2019, and available in the Annual Shareholder Meeting section of www.avangrid.com.

Pedro Azagra Blázquez, Arnold L. Chase, and Alfredo Elías Ayub, who each served on the board since 2014, 2015 and 2014, respectively, and whose terms expire on the day of the 2019 Annual Meeting, will not be standing for re-election.

Mr. Galán concluded, “I want to thank Pedro, Arnold and Alfredo for their service to the Board. We are grateful for their many contributions during their tenure as directors, and the company will benefit from their contributions for years to come.”

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $32 billion in assets and operations in 24 U.S. states. AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving 3.2 million customers in New York and New England. Avangrid Renewables owns and operates 7.1 gigawatts of electricity capacity, primarily through wind power, with a presence in 22 states across the United States. AVANGRID employs approximately 6,500 people. AVANGRID supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2019 by the Ethisphere Institute. For more information, visit www.avangrid.com.

Additional Information and Where to Find It

This release may be deemed to be additional soliciting material with respect to the solicitation of proxies by the Board of Directors of the Company with respect to the Company’s annual meeting of shareholders to be held on June 27, 2019 (the “Annual Meeting”). The Company filed its definitive proxy statement and accompanying proxy card relating to the Annual Meeting (the “Proxy Statement”) with the SEC on April 29, 2019. The Proxy Statement and the Company’s 2018 Annual Report to Shareholders were first made available to shareholders on or about April 29, 2019. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies of the proxy materials are also available to shareholders at no charge at www.proxyvote.com or by writing to the Company’s Corporate Secretary at AVANGRID, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477.

Forward Looking Statements

This news release contains a number of forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “ are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation: the future financial performance, anticipated liquidity and capital expenditures; actions or inactions of local, state or federal regulatory agencies; success in retaining or recruiting our officers, key employees or directors; changes in levels or timing of capital expenditures; adverse developments in general market, business, economic, labor, regulatory and political conditions; fluctuations in weather patterns; technological developments; the impact of any cyber breaches or other incidents, grid disturbances, acts of war or terrorism or natural disasters; the impact of any change to applicable laws and regulations affecting operations, including those relating to environmental and climate change, taxes, price controls, regulatory approval and permitting; the implementation of changes in accounting standards; and other presently unknown unforeseen factors. Additional risks and uncertainties are set forth under the “Risk Factors” in the AVANGRID, Inc. Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-K for the three months ended March 31, 2019, which are on file with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Media Contact:

•	Zsoka McDonald

zsoka.mcdonald@avangrid.com

203.499.3809

•	AVANGRID Corporate Communications

corporatecommunications@avangrid.com

833.MEDIA.55 (833.633.4255)

Investor Relations Contact:

•	Patricia Cosgel

patricia.cosgel@avangrid.com

203.499.2624